Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Omnibus Incentive Plan of CuriosityStream Inc. of our report dated March 25, 2024, with respect to the consolidated financial statements of CuriosityStream Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland
July 10, 2025